                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]  Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-12


                              BJ SERVICES COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                           -------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               January 22, 2003

                           -------------------------

   The Annual Meeting of the Stockholders of BJ Services Company (the "Company") will be held on Wednesday, January 22, 2003, at 11:00 a.m. local time, at The Westin Galleria, located at 5060 West Alabama, Houston, Texas 77056 for the following purposes:

    1. To elect two Class I directors to serve a three-year term.

    2. To transact such other business as may properly come before the meeting and any adjournments.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   All stockholders of record at the close of business on December 2, 2002, are entitled to notice of and to vote at the meeting or any adjournment. At least a majority of the outstanding shares of the Company are required to be present at the meeting or represented by proxy to constitute a quorum.

                                          By Order of the Board of Directors,

                                          /s/ J.W. Stewart

                                          J. W. Stewart
                                          Chairman of the Board, President
                                          and Chief Executive Officer

Houston, Texas
December 20, 2002

                            YOUR VOTE IS IMPORTANT

    TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                              BJ SERVICES COMPANY

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

   This proxy statement is furnished to stockholders of BJ Services Company, a Delaware corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company (the "2003 Annual Meeting"), to be held at The Westin Galleria located at 5060 West Alabama, Houston, Texas 77056, on Wednesday, January 22, 2003, at 11:00 a.m. local time, and at any and all adjournments. Stockholders of record at the close of business on December 2, 2002 will be entitled to notice of and to vote at the meeting and at all adjournments.

   When a properly executed proxy is received prior to the meeting, the shares represented will be voted at the meeting in accordance with the directions noted. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Secretary of the Company at the mailing address of the Company provided below, or by attending the meeting in person and so notifying the inspector of elections.

   Management does not intend to present any business for a vote at the meeting, other than the election of directors. Unless stockholders specify otherwise in their proxies, proxies will be voted FOR the election of director nominees listed in this proxy statement. If other matters requiring the vote of stockholders properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their judgment on such matters.

   The complete mailing address of the Company's executive offices is 5500 Northwest Central Drive, Houston, Texas 77092. The approximate date on which this proxy statement and the accompanying proxy card were first sent or given to the stockholders of the Company is December 20, 2002.

                               VOTING SECURITIES

   On December 2, 2002, the record date, there were outstanding and entitled to vote 157,661,463 shares of the Company's Common Stock, held of record by approximately 3,175 persons. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date. Cumulative voting is not permitted under the Company's Certificate of Incorporation or Bylaws.

   Owners of more than 5% of the outstanding voting securities of the Company are set forth in the following table. At the record date, management knew of no person that beneficially owned more than 5% of the outstanding Common Stock other than as set forth in the table.

                                                         Number of   Percent
  Title of Class Name and Address of Beneficial Owners    Shares     of Class
  -------------- ------------------------------------- ----------    --------
   Common Stock  FMR Corp.                             18,235,588(a)  11.566%
                 82 Devonshire Street
                 Boston, Massachusetts 02109

   Common Stock  T. Rowe Price Associates, Inc.         9,294,540(b)   5.895%
                 100 E. Pratt Street
                 Baltimore, Maryland 21202

--------
(a) Based on information filed in February 2002 by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, FMR Corp. has sole voting power of 4,182,600 shares and sole dispositive power of 18,235,588 shares. According to the information filed, (i) Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 13,968,568 of such shares as a result of acting as investment adviser, (ii) Fidelity Management Trust Company, a bank and a wholly owned subsidiary of FMR Corp., is the beneficial owner of 1,016,110 of such shares as a result of acting as investment manager, (iii) Strategic Advisers, Inc., a wholly owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 592,400 of such shares as a result of providing investment advisory services and (iv) Fidelity International Limited is the beneficial owner of 2,658,510 of such shares as a result of providing investment advisory and management services and has sole dispositive power and sole voting power of 2,658,510 shares.

(b) Based on information filed in February 2002 by T. Rowe Price Associates, Inc., T. Rowe Price Associates, Inc. has sole voting power of 1,469,500 shares and sole dispositive power of 9,294,540 shares.

                             ELECTION OF DIRECTORS

   The Company's Bylaws provide for the Board of Directors to serve in three classes having staggered terms of three years each. Two Class I directors will be elected at the 2003 Annual Meeting of Stockholders to serve for a three-year term expiring at the Annual Meeting of Stockholders in the year 2006. Pursuant to Delaware law, in case of a vacancy on the Board of Directors, a majority of the remaining directors will be empowered to elect a successor, and the person so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, disqualification or other cause created the vacancy, and thereafter until the election of a successor director.

   The persons whose names are set forth as proxies in the enclosed proxy card will vote all shares over which they have discretionary authority "FOR" the election of the nominees named below unless otherwise directed. Although the Board of Directors of the Company does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

   The Board of Directors recommends a vote FOR each of the nominees named below. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to elect each director nominee.

   The following table sets forth, for each nominee for election as a Class I director, his name, his principal occupation, his age and the year in which he first became a director of the Company. The nominees have consented to be named in this proxy statement and to serve as directors, if elected.

                                                                                  Director
       Name                           Principal Occupation                    Age  Since   Class
       ----                           --------------------                    --- -------- -----
Michael E. Patrick Vice President and Chief Investment Officer for The        58    1995     I
                   Meadows Foundation, Inc. since December 1, 1995.
                   Managing Director, M. E. Zukerman Energy Advisors
                   from July 1994 to November 1995. Executive Vice
                   President, Chief Financial Officer and a director of Lomas
                   Financial Corporation, parent, and President and Chief
                   Operating Officer of two subsidiaries, Lomas Mortgage
                   USA and Lomas Information Systems, Inc., from 1992 to
                   December 31, 1993. The Lomas companies were engaged
                   in mortgage banking, real estate and information systems.
                   From 1984 to 1991, Mr. Patrick was Executive Vice
                   Chancellor for Asset Management of the University of
                   Texas System, where he was responsible for the
                   investment of all endowment funds. Mr. Patrick is also
                   currently a director of Cooper Cameron Corporation.

John R. Huff       Chairman and Chief Executive Officer of Oceaneering        56    1992     I
                   International, Inc., an oilfield services corporation
                   ("Oceaneering"). Mr. Huff has been President, Chief
                   Executive Officer and a director of Oceaneering since
                   1986 and Chairman of the Board since 1990. Mr. Huff is
                   also a director of Suncor Energy.

Information Concerning Other Directors

   The following table sets forth certain information for those directors whose present terms will continue after the 2003 Annual Meeting. The terms of the Class II and Class III directors named below will expire at the 2004 and 2005 Annual Meetings of Stockholders, respectively. Mr. R.A. LeBlanc, currently a Class I director, will retire and will not stand for re-election at the 2003 Annual Meeting.

                                                                                      Director
         Name                             Principal Occupation                    Age  Since   Class
         ----                             --------------------                    --- -------- -----
Don D. Jordan          Retired Chairman of the Board of Reliant Energy, Inc., a   70    1990     II
                       diversified international energy services company that has operations in all segments of the energy chain that bring
                       natural gas and electricity to customers. Mr. Jordan was
                       employed by various subsidiaries of Reliant Energy, Inc.
                       from 1956 until his retirement in December 1999. He
                       currently serves as a director of AEGIS Insurance
                       Services.

L. William Heiligbrodt Currently, a private investor and consultant to Service    61    1992    III
                       Corporation International, a funeral services corporation
                       ("SCI"). President and Chief Operating Officer of SCI
                       until February 1999, he had served in various management
                       positions with SCI since February 1990. Prior to joining
                       SCI, Mr. Heiligbrodt served as President of Provident
                       Services, Inc. from March 1988 to February 1990. Prior to
                       that, he served for five years as Vice Chairman and Chief
                       Executive Officer of WEDGE Group, Incorporated, a
                       multi-industry holding company.

J. W. Stewart          Chairman of the Board, President and Chief Executive       58    1990    III
                       Officer of the Company. Mr. Stewart joined Hughes Tool
                       Company in 1969 as Project Engineer and served as Vice
                       President--Legal and Secretary of Hughes Tool Company
                       and as Vice President--Operations for a predecessor of
                       the Company prior to being named President of the
                       Company in 1986.

James L. Payne         Currently, Chairman, President and Chief Executive         65    1999    III
                       Officer of Nuevo Energy Co., a company engaged in the
                       production of oil and gas. Mr. Payne served as Chairman
                       and CEO of Santa Fe Energy ("Santa Fe") from 1990 until
                       May 1999 when Santa Fe merged with Snyder
                       Corporation. Following the merger, he was Chairman and
                       CEO of the merged company, Santa Fe Snyder
                       Corporation ("SFS"). After the merger of SFS and Devon
                       Energy Corporation ("Devon") in August, 2000, Mr.
                       Payne was Vice Chairman and a director of Devon
                       through January 2001. Mr. Payne is also a director of
                       Nabors Industries and Global Industries, Ltd.

   The following table sets forth the beneficial ownership of Common Stock as of December 2, 2002 by each current director and nominee, by each executive officer named in the Summary Compensation Table and by all current directors and executive officers as a group.

                                                                          Amount and
                                                                           Nature of
                                                                          Beneficial
Name or Group                                                           Ownership(1)(2)
-------------                                                           ---------------
L. William Heiligbrodt.................................................       45,000
John R. Huff...........................................................       64,000
Don D. Jordan..........................................................       30,000
R. A. LeBlanc..........................................................       44,000
Michael E. Patrick.....................................................       28,000
James L. Payne.........................................................       38,000
J. W. Stewart..........................................................    1,564,609
Kenneth A. Williams....................................................      375,581
David D. Dunlap........................................................      359,729
Margaret B. Shannon....................................................      225,349
T.M. Whichard III......................................................      193,472
All current directors and executive officers as a group (15 persons)(3)    3,167,073

--------
(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. As of December 2, 2002, no officer or director owned in excess of 1% of the Company's Common Stock.

(2) Includes the following shares subject to options granted pursuant to the BJ Services Company 1990 Stock Incentive Plan (the "1990 Stock Incentive Plan"), the BJ Services Company 1995 Incentive Plan (the "1995 Incentive Plan"), the BJ Services Company 1997 Incentive Plan (the "1997 Incentive Plan") and the BJ Services Company 2000 Incentive Plan (the "2000 Incentive Plan") and exercisable within 60 days: Mr. Heiligbrodt--28,000 shares; Mr. Huff--64,000 shares; Mr. Jordan--28,000 shares; Mr. LeBlanc--28,000 shares; Mr. Patrick--28,000 shares; Mr. Payne--28,000 shares; Mr. Stewart--1,019,878 shares; Mr. Williams--246,926 shares; Mr. Dunlap--288,528 shares;
    Mrs. Shannon--153,078 shares; and Mr. Whichard--113,249 shares.

(3) All current directors and executive officers as a group owned beneficially an aggregate of approximately 2% of the Company's outstanding Common Stock.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

   During fiscal 2002, the Board of Directors held eight meetings of the full Board and nine meetings of committees. During fiscal 2002, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of the Board on which he served. During fiscal 2002, directors who were not employees of the Company were paid a retainer of $35,000 on an annual basis. An attendance fee of $1,250 was paid for the first meeting of the Board or any of its committees attended in one day, and $800 for each additional meeting attended in the same day. Effective December 1, 2002, the retainer was increased to $40,000 on an annual basis and attendance fees for Board or Committee meetings were increased to $1,500 for each meeting attended. Committee chairmen who are not Company employees receive an additional 50% of the meeting fee. In addition, under the terms of the 1995 Incentive Plan, the 1997 Incentive Plan, and the 2000 Incentive Plan, the non-employee directors are eligible to receive awards of options to purchase shares of the Company's stock. Employees of the Company are not paid any directors' fees. No member of the Board of Directors was paid any compensation in the Company's 2002 fiscal year for his service as a director of the Company other than the standard compensation arrangement for directors and reimbursement of expenses.

   Under the Directors' Benefit Plan which was adopted in 2000, each non-employee director serving on the board more than three years will earn an annual benefit for each year of service on the Board of Directors equal to the annual retainer in effect for directors at the time of termination of his board service. The benefit will start following the director's termination of service and will be paid for the number of years equal to his years of service as a director of the Company. Directors who have served on the Board for more than ten years will receive an amount based on their years of service, paid over a ten-year period. In the event of the death of a participant, benefit payments will be made to the director's beneficiaries over the remainder of the benefit period. The three-year minimum period is waived in the case of death. Years of service for each current Director eligible for benefits are: Mr. Heiligbrodt--10 years; Mr. Huff--10 years; Mr. Jordan--12 years; Mr. LeBlanc--9 years; Mr. Patrick--7 years; Mr. Payne--3 years (as of January 28, 2003).

   On January 24, 2002, the Board of Directors appointed members to serve on the Audit Committee, the Executive Compensation Committee and the Nominating Committee. The Nominating Committee held one meeting during fiscal 2002. The Executive Compensation Committee met five times and the Audit Committee met three times formally during that period and the Audit Committee chairman conducted regular quarterly reviews with the Company's independent auditors and management.

   As required by the New York Stock Exchange and Securities and Exchange Commission rules regarding Audit Committees, the Company's Board of Directors has reviewed the qualifications of its Audit Committee and has determined that all members of the current Audit Committee have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. The responsibilities of the Audit Committee, which in 2002 was composed of Messrs. Huff (Chairman), Jordan, LeBlanc and Patrick, include reviewing interim financial information, reviewing the scope and results of the annual audit of the Company's consolidated financial statements with the independent auditors, internal auditors and management; reviewing the independence of the independent auditors and the internal auditors; reviewing actions by management on the independent and internal auditors' recommendations; and meeting with management, the internal auditors and the independent auditors to review the effectiveness of the Company's system of internal controls and internal audit procedures. To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. On December 5, 2002, the Audit Committee adopted and the Board of Directors ratified a new Audit Committee Charter, a copy of which is included as Appendix A to this proxy statement.

   The responsibilities of the Executive Compensation Committee, composed of Messrs. Jordan (Chairman), Heiligbrodt, Huff, Patrick and Payne, include reviewing the Company's executive salary and bonus and overall compensation structure; reviewing the Company's employee stock incentive plans, thrift plan and employee stock purchase plan as well as other incentive alternatives; reviewing the Company's perquisite program; conducting annual performance evaluations of senior executives, adopting a succession plan for senior management, and recommending directors' fees. The Board of Directors adopted a written charter for the Executive Compensation Committee on December 5, 2002, which reflects these responsibilities.

   The responsibilities of the Nominating Committee, composed of Messrs. Heiligbrodt (Chairman), LeBlanc and Payne, include selecting candidates to fill vacancies on the Board of Directors; reviewing the structure and composition of the Board; and considering qualifications required for continued Board service. On December 5, 2002, the Board changed the name of the Nominating Committee to the Nominating and Governance Committee and adopted a written charter for the Nominating and Governance Committee. In addition to its historical responsibilities, the Nominating and Governance Committee's responsibilities under the new charter include reviewing the responsibilities, organization and membership of all Board committees; reviewing director policies on retirement and indemnification issues; and considering corporate governance principles and guidelines. The Nominating and Governance Committee also considers nominees recommended by stockholders in accordance with the Company's Bylaws. Stockholders desiring to make such recommendations should timely submit the candidate's name, together with biographical information and the candidate's written consent to be nominated and, if elected, to serve to: Chairman, Nominating and Governance Committee of the Board of Directors of BJ Services Company, P.O. Box 4442, Houston, Texas 77210-4442.

Code of Ethics

   The Company has adopted a supplemental code of ethics that applies to its executive officers and directors.

Audit Committee Report

   The Audit Committee of the Board of Directors includes four directors who are independent, as defined by the standards of the New York Stock Exchange. Under the charter approved by the Board, the Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements. The Company's management is responsible for preparing the financial statements of the Company and the independent auditors are responsible for auditing those financial statements. The Audit Committee's role under the charter is to provide oversight of management's responsibility. The Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

   The Committee met three times during the year ended September 30, 2002. Also, the Committee Chairman, on behalf of the Committee, reviewed with management and the independent auditors the interim financial information included in the December 31, 2001, March 31, 2002, and June 30, 2002 Form 10-Qs prior to their being filed with the Securities and Exchange Commission.

   The independent auditors provided the Committee a written statement describing all the relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". The Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

   The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees".

   With and without management present, the Committee discussed and reviewed the results of the independent auditors' examination of the Company's September 30, 2002, financial statements. The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit and disagreements, if any, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

   The Committee reviewed the Company's audited financial statements as of and for the year ended September 30, 2002, and discussed them with management and the independent auditors. Based on such review and discussions the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for filing with the Securities and Exchange Commission.

   This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                          John R. Huff, Chairman
                                          Don D. Jordan
                                          R. A. LeBlanc
                                          Michael E. Patrick

December 5, 2002

                            EXECUTIVE COMPENSATION

Executive Compensation Committee Report

   The Executive Compensation Committee of the Board of Directors consists of five directors who are not employees of the Company. The Committee reviews the Company's executive compensation program and policies each year and determines the compensation of the executive officers.

   The Committee's overall policy regarding compensation of the Company's executive officers, including Mr. Stewart, is to provide competitive salary levels and compensation incentives that (i) attract and retain individuals of outstanding ability in these key positions, (ii) recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality, and (iii) support both the short-term and long-term goals of the Company. The Executive Compensation Committee believes this approach closely links the compensation of the Company's executives to accomplishment of Company goals that coincide with shareholder objectives.

   In addition, the Executive Compensation Committee considers the anticipated tax treatment of the Company's executive compensation program. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1 million, unless certain conditions are met. The Company's policy is to qualify all executive compensation for deduction under applicable tax laws to the maximum extent possible.

   The executive compensation program has in the past included three elements that, taken together, constitute a flexible and balanced method of establishing total compensation for the Company's executive officers. These elements are (i) base salary, (ii) annual bonus plan awards, and (iii) long-term incentive awards, which include stock option grants and performance unit awards.

   Providing Competitive Levels of Compensation. The Executive Compensation Committee attempts to provide the Company's executives, including Mr. Stewart, with a total compensation package that is targeted at the 75th percentile of the market for executives holding comparable positions when the Company's performance justifies the payment of compensation at such levels. The Committee determines a competitive level of compensation for each executive based on information drawn from a variety of sources, including proxy statements of other companies and surveys conducted by compensation consultants. An independent consultant periodically reviews and provides survey data to the chief executive officer and the Executive Compensation Committee to compare the Company's executive compensation with compensation levels at companies in an industry peer group.

   While the targeted value of an executive's compensation package may be competitive, its actual value may exceed or fall below competitive levels depending on performance, as discussed below.

   Base Salaries. The Committee periodically reviews and establishes executive base salaries. Generally, base salaries are determined according to the following factors: the individual's experience level, scope and complexity of the position held and annual performance of the individual. In addition, the Committee obtained an independent survey in the fall of 2001 for the purpose of determining 2002 base salaries. The survey data compares the Company's executives with those from both general industry and an industry peer group. Based on year 2002 performance, all executives received increases for 2003, including Mr. Stewart.

   The Annual Bonus Plan. The purpose of the annual bonus plan is to provide motivation toward and reward the accomplishment of corporate annual objectives and to provide a competitive compensation package that will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, cash bonus awards are paid based upon the achievement of corporate performance objectives established for the fiscal year.

   Targeted bonus award levels for the Company's executive officers are established by the Committee each year. The Company's annual performance measures are established jointly by the Committee and management. For 2002, bonus targets for the Company's Chief Executive Officer and its other executive officers were based on earnings per share objectives. These objectives are established at three levels: entry level, expected value (target level) and over-achievement level. The Committee chooses not to disclose the specific earnings per share objectives because it believes such disclosure would be detrimental to the Company's competitive position with respect to the industry. The Company's fiscal 2002 earnings per share objectives fell 35% above entry level and all of the executive officers, including Mr. Stewart, received a bonus at this level for fiscal year 2002. Mrs. Shannon received an additional performance-related bonus for 2002.

   Long-Term Incentive Program: Performance Units and Stock Option Grants. The long-term incentive program was introduced in fiscal 1993 to focus management attention on Company performance over a period of time longer than one year in recognition of the long-term horizons for return on investments and strategic decisions in the energy services industry. The program is designed to motivate management to assist the Company in achieving a high level of long-term performance and serves to link this portion of executive compensation to long-term stockholder value. Pursuant to the long-term incentive program, the Executive Compensation Committee may award performance units to executive officers on an annual basis. From 1993 to 2000, the Committee awarded performance units to executive officers on an annual basis, except for 1998, when performance units were not awarded. The awards generally vest at the end of a three-year period of time, based on Company performance over such time period measured against pre-established objectives. The numbers of shares represented by such awards are designed to place the Chief Executive Officer and other executive officers at the 75th percentile of the market for total compensation when expected performance is met. Aggregate stock or option holdings of the executive have no bearing on the size of a performance award. No performance units were awarded with respect to fiscal 2001 or fiscal 2002. An aggregate of 146,595 performance unit awards were vested with respect to the period ending September 30, 2002. These awards vested in full, because the Company's performance over the 3-year time period exceeded the goals that had been set.

   Under the Company's 1995 Incentive Plan, 1997 Incentive Plan, and 2000 Incentive Plan the Committee may make grants of stock options to the Company's executive officers and directors. These plans allow the Committee to promote the interests of the Company and its stockholders by encouraging the executive officers and directors to increase their equity interest in the Company, thereby giving them added incentive to work toward the continued growth and success of the Company. For fiscal 2002, options grants were made to Messrs. Hoel, McCole, Smith, and Whichard. Each of them received promotions during 2002 and the Committee awarded them additional options so that their options would be commensurate with their new positions. The option awards made for fiscal 2001 were intended as two-year awards, so no other executive officers received stock option grants for 2002.

   Key Employee Share Option Plan and Deferred Compensation Plan. In 1997, the Committee approved the BJ Services Company Key Employee Share Option Plan, called the "Keysop Plan," which allows participants to elect to receive, in lieu of salary and bonus, options to purchase certain designated mutual funds. An executive will not be taxed on the value of the mutual funds until the Keysop option is exercised, and the Company does not deduct such amount for tax purposes as compensation until the option is exercised. In 2000, the Company also implemented a deferred compensation plan for officers and certain key employees that enables participants to defer taxation on their bonus and a portion of their salary.

   Supplemental Executive Retirement Plan. In 2000, the Committee approved the BJ Services Company Supplemental Executive Retirement Plan, which provides supplemental retirement benefits to the Company's executive officers. The purpose of this plan is to insure that the Company's overall compensation program for its executives is competitive.

   This report of the Executive Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                          Don D. Jordan, Chairman
                                          L. William Heiligbrodt
                                          John R. Huff
                                          Michael E. Patrick
                                          James L. Payne

December 5, 2002

Performance Graph-Total Stockholder Return

   The Securities and Exchange Commission (the "SEC") requires that the Company include in its proxy statement a line graph presentation comparing cumulative, five-year total shareholder return with a general market index (S&P 500) and either an industry index or custom group of peers as selected by the Company. The peer group selected by the Company includes the following companies: Baker Hughes Incorporated, Halliburton Company, Schlumberger N.V., and Smith International, Inc.

   As required by the SEC, the peer group data is presented in the following chart. The graph assumes investments of $100 on September 30, 1997, and reinvestment of all dividends.

   This performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Indexed Total Stockholder Return
September 1997-September 2002

                                    [CHART]

                           1997     1998     1999     2000    2001    2002
                           ----     ----     ----     ----    ----    ----
BJ Services Company        $100     $ 44     $ 86     $165    $ 96    $140
S&P 500 Index              $100     $107     $135     $152    $110    $ 86
Peer Group                 $100     $ 50     $ 69     $101    $ 57    $ 57

   The following information relates to compensation paid by the Company for fiscal 2000, 2001 and 2002 to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers in 2002:

                          Summary Compensation Table

                                                         Long-Term
                                                      Compensation(3)
                                                   ---------------------
                            Annual Compensation(2)   Awards    Payouts
             -              ---------------------  ---------- ----------
                                                   Securities
                                                   Underlying
                                                    Options/     LTIP       All Other
Name and Principal Position Year  Salary  Bonus(1)  SARs(4)   Payouts(5) Compensation(6)
--------------------------- ----  ------- -------- ---------- ---------- ---------------
                            ($)    ($)      ($)       (#)        ($)           ($)
 J.W. Stewart               2002  766,683 289,465             3,696,336      56,695
  President and Chief       2001  716,677 978,755   826,000           0      53,438
  Executive Officer         2000  664,168 911,250    47,648     836,178      49,086

 Kenneth A. Williams        2002  295,843  74,700             1,016,476      20,555
  Vice President--          2001  271,673 347,504   310,000           0      18,581
  North American            2000  250,834 229,500    15,893     308,689      15,444
  Operations

 David Dunlap               2002  281,660  70,965               988,775      16,579
  Vice President--          2001  262,503 238,507   310,000           0      14,044
 International Operations   2000  245,840 225,007    15,893     292,702      11,119

 Margaret B. Shannon        2002  259,504 117,230               783,655      17,764
  Vice President--          2001  239,998 217,804   186,000           0      16,348
  Legal and General         2000  227,546 207,004    10,108     295,610      15,573
  Counsel

 T.M. Whichard III          2002  220,504  52,602    73,000     369,678      12,364
  Vice President--          2001  195,836 133,650    83,000           0      11,685
  Finance and Chief         2000  181,296 124,878     4,768     224,614      10,766
  Financial Officer

--------
(1) Includes bonuses earned in the reported fiscal year and paid in the following fiscal year.

(2) Perquisites and other personal benefits paid or distributed during 2002 to the persons listed in the compensation table above did not exceed, with respect to any individual, the lesser of $50,000 or 10 percent of such individual's total salary and bonus.

(3) None of the above individuals holds any shares of restricted stock of the Company.

(4) Includes options earned in the reported fiscal year and granted subsequent to the end of the reported fiscal year.

(5) Reflects shares of Common Stock issued upon vesting of three-year performance units granted under the 1990 Stock Incentive Plan. Also includes cash awards to offset the federal income tax payable by the recipients of such shares.

(6) The amount shown in this column is the annual Company contribution to the Company's 401(k) defined contributions plan and deferred compensation plan on behalf of each executive officer.

Options/SAR Grants in Last Fiscal Year

                                                                 Potential Realizable Value at
                                                                 Assumed Annual Rates of
                                                                 Stock Price Appreciation for
                                 Individual Grants                    Option Term
                    -------------------------------------------- -----------------------------
                                  % of Total
                                   Options/
                      Number of      SARs
                     Securities   Granted to Exercise
                     Underlying   Employees  or Base
                    Options/SARs  in Fiscal   Price   Expiration
       Name         Granted(#)(1)    Year     ($/Sh)     Date      5% ($)        10% ($)
       ----         ------------- ---------- -------- ----------   ----------     ----------
J.W. Stewart.......        --
Kenneth A. Williams        --
David Dunlap.......        --
Margaret B. Shannon        --
T.M. Whichard III..    73,000(2)     21.6%    $32.95  11/21/2009 $1,148,447     $2,750,731

--------
(1) Mr. Whichard received a promotion during fiscal 2002 and was awarded additional options so that his options would be commensurate with his new position. The option awards made for fiscal 2001 were intended as two-year awards, and therefore no other person listed in the option grant table above received stock option grants for 2002. No stock appreciation rights ("SARs") were granted in tandem with the options reflected in this table.
(2) These options will become exercisable ratably over a three-year period, with one-third of the grant vesting on each of the first, second and third anniversaries of the date of grant.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

   The following table sets forth certain information regarding options that persons named in the Summary Compensation Table above exercised during fiscal 2002 and options that those persons held at September 30, 2002. The values of unexercised in-the-money stock options at September 30, 2002 shown below are presented pursuant to Securities and Exchange Commission rules. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Company's Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised.

                                               Number of Securities
                                              Underlying Unexercised     Value of Unexercised
                                                  Options/SARs at            In-the-Money
                      Shares                        FY-End (#)         Options/SARs at FY-End ($)
                     Acquired      Value     ------------------------- -------------------------
       Name         on Exercise Realized ($) Exercisable Unexercisable Exercisable  Unexercisable
       ----         ----------- ------------ ----------- ------------- -----------  -------------
J.W. Stewart.......   17,006      $224,867     592,780     1,009,530   $8,819,277    $5,882,120
Kenneth A. Williams       --                    95,498       368,690    1,500,348     2,064,856
David Dunlap.......       --                   136,600       369,190    2,175,118     2,074,325
Margaret B. Shannon       --                    48,340       235,476      727,292     1,494,570
T.M. Whichard III..       --                    58,404       113,356      967,578       817,210

Supplemental Executive Retirement Plan

   The Company has implemented a supplemental executive retirement plan for its senior executives, including Mr. Stewart, effective October 1, 2000.

   The following table indicates the hypothetical annual benefit payable under the plan based on a hypothetical single life annuity computation starting at age 60, using a formula of 2% per year of service, but not more than 60%, of the participant's "highest average compensation," which is the average base salary and bonus paid for the three highest consecutive years out of the participant's last ten years of employment. This benefit would be reduced by the Social Security and other benefits listed below.

Pension Plan Table--Hypothetical Annuity

                                              Years of Service
                               -----------------------------------------------
  Highest Average Compensation    5      10      15      20      25      30
  ---------------------------- ------- ------- ------- ------- ------- -------
           $200,000...........  20,000  40,000  60,000  80,000 100,000 120,000
           $400,000...........  40,000  80,000 120,000 160,000 200,000 240,000
           $600,000...........  60,000 120,000 180,000 240,000 300,000 360,000
           $800,000...........  80,000 160,000 240,000 320,000 400,000 480,000
           $1,000,000......... 100,000 200,000 300,000 400,000 500,000 600,000
           $1,200,000......... 120,000 240,000 360,000 480,000 600,000 720,000
           $1,400,000......... 140,000 280,000 420,000 560,000 700,000 840,000
           $1,600,000......... 160,000 320,000 480,000 640,000 800,000 960,000

   The credited years of service at September 30, 2002 of the named executive officers are as follows: Mr. Stewart, 33 years; Mr. Williams, 29 years; Mr. Dunlap, 12 years; Mrs. Shannon, 8 years; and Mr. Whichard, 13 years.

   The hypothetical annuity shown above would be reduced by (i) the Social Security benefit payable at age 62, (ii) certain contributions by the Company for the participant's account under the Company's 401(k) plan and 401(k) restoration plan, and (iii) any annual benefit the participant will receive under a defined benefit pension plan maintained by the predecessors of the Company. The average annual reduction in benefit currently projected by the Company for the five named officers is $65,845. In case of early retirement, death, disability or change in control before the participant reaches age 60, the benefit is reduced. The compensation covered by the plan for the most recent three years does not differ by more than 10% from the annual compensation shown in the Summary Compensation Table.

   The actual benefit payable is the actuarial equivalent of the hypothetical annuity, after applicable offsets, paid out over a period elected by the participant of from five to 30 years.

   A participant's benefit is fully vested upon the later of the participant's fifty-fifth birthday or the date the participant completes five full years of service. Prior to age 55, no part of the benefit is vested, unless the participant dies, becomes disabled, or a change in control occurs. If one of these events occurs, the participant's benefit will be fully vested. In the event of a change in control, the participant will be given three years' credit for years of service and age in calculating the benefit.

   A participant's interest in the plan is generally distributed upon retirement in accordance with the participant's distribution election. The Compensation Committee may, however, direct that the benefits be paid as a lump sum. A lump sum payment will be paid in the event of death or a change in control, and may be paid by the Committee at the request of the participant in the case of disability. In the event of a change in control, the participant will receive a "gross-up" payment sufficient to satisfy any excise tax payments that may be imposed by Section 4999 of the Code and any additional taxes imposed with respect to such gross-up payments, in accordance with the provisions of the plan.

   The Company has purchased life insurance to fund the benefits under this plan.

Equity Compensation Plan Information

   The following table provides information about the Company's Common Stock that may be issued upon the exercise of options and rights under all of the Company's existing equity compensation plans as of September 30, 2002, including the 1990 Stock Incentive Plan, the 1995 Incentive Plan, the 1997 Incentive Plan, the 2000 Incentive Plan and the 1999 Employee Stock Purchase Plan.

                                                                                 Number of Securities
                                                                                 Remaining Available
                                                                                 for Future Issuance
                                          Number of Securities                       Under Equity
                                           to be Issued Upon   Weighted Average   Compensation Plans
                                              Exercise of      Exercise Price of Excluding Securities
                                          Outstanding Options     Outstanding      Reflected in 1st
              Plan Category                  and Rights (#)       Options ($)         Column (#)
              -------------               -------------------- ----------------- --------------------
Equity Compensation Plans Approved by
  Stockholders (1).......................      7,492,199            $18.21            9,757,668
Equity Compensation Plans Not Approved by
  Stockholders (2).......................           None                --                   --
TOTAL....................................      7,492,199            $18.21            9,757,668

--------
(1) Issued under the Company's 1990 Stock Incentive Plan, the 1995 Incentive Plan, the 1997 Incentive Plan, the 2000 Incentive Plan and the 1999 Employee Stock Purchase Plan.
(2) The Company's equity plans have all been submitted to and approved by the Company's stockholders.

                             SEVERANCE AGREEMENTS

   The Company has severance agreements with certain executive officers, including each of the named executive officers shown in the Summary Compensation Table. The severance agreements were effective August 27, 1993, except for Ms. Shannon's agreement, which was effective February 14, 1994, and Mr. Dunlap's agreement, which was effective November 27, 1995. In 1999, the Board of Directors approved amendments to the form of executive severance agreements. The following describes the terms of the form of severance agreement, as so amended. The agreements are automatically extended for an additional year at the end of each year of the agreements unless the Company has given one year's prior notice of termination. These agreements are intended to provide for continuity of management in the event of a change in control of the Company. The agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control of the Company. If, following a change in control, the executive is terminated by the Company for any reason, other than for death, disability or for cause, or if such executive officer terminates his or her employment for good reason (as this term is defined in the agreements), then the executive officer is entitled to a severance payment that will be three times the sum of the executive officer's base salary and bonus amount, as defined in the agreements, plus an amount equal to three times the value of the executive's largest stock option and/or performance unit grant in the prior three years. Option awards that are intended as two-year awards will be annualized for purposes of this calculation. The severance payment is generally made in the form of a lump sum. For a period of up to three years, the Company would also provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination. The Company would also provide outplacement services, and would also provide retiree medical coverage if the executive were within five years of eligibility at the time of termination following a change in control.

   If a change in control occurs, the severance agreements are effective for a period of two years from the date of such change in control. Under the severance agreements, a change in control would generally include any of the following events: (i) any "person" as defined in the Securities Exchange Act of 1934, as amended, acquires 25 percent or more of the Company's voting securities; (ii) a majority of the Company's directors are replaced during a two-year period; (iii) stockholders approve a merger, resulting in (a) 60% or less of the common stock and voting securities of the surviving corporation being owned by the same persons that owned the Common

Stock of the Company immediately prior to such merger, (b) a person owning 25% or more of the surviving corporation's common stock or voting securities, or
(c) replacement of a majority of the members of the Board of Directors; or (iv) the Company's stockholders approve a liquidation or sale of the Company's assets. In the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Code, the Company would pay an additional payment (a "gross-up" payment) sufficient to satisfy such excise tax obligations and any additional taxes imposed with respect to such gross-up payment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Based solely upon a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from officers and directors that no Form 5 was required, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners under
Section 16(a) of the Exchange Act were complied with during fiscal 2002, except that a Form 3 was inadvertently filed late for Mr. Hoel after he was elected as an executive officer.

                                 SOLICITATION

   The Company will bear the cost of the solicitation of proxies. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or electronic media. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and they will be reimbursed by the Company for any out-of-pocket expenses. Georgeson & Company Inc. will assist the Company in proxy solicitation and will receive a fee of $8,000 plus reimbursement of certain charges and expenses.

                               VOTING PROCEDURES

   A majority of the outstanding shares of Common Stock present in person or represented by proxy at the 2003 Annual Meeting constitutes a quorum for the transaction of business. The inspector of elections appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The affirmative vote of holders of a plurality of the Common Stock present or represented by proxy at the meeting and entitled to vote is required for the election of each director nominee. Therefore, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. On all other matters, the affirmative vote of holders of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote is required. Therefore, on any such matters, abstentions have the effect of a negative vote and broker non-votes will not be taken into account.

                             INDEPENDENT AUDITORS

   Deloitte & Touche LLP, independent public accountants, audited the Company's consolidated financial statements for fiscal 2002, and has advised the Company that it will have a representative available at the 2003 Annual Meeting to respond to appropriate questions. Such representative will be permitted to make a statement if he desires to do so. The Company has not yet selected independent public accountants to audit its 2003 consolidated financial statements. The Company intends to engage its accountants for such purpose in May 2003.

   Deloitte & Touche LLP has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audit of the Company's 2002 annual financial statements and reviews of quarterly financial statements, (ii) financial information systems design and implementation work rendered in fiscal year 2002 and (iii) all other services rendered in fiscal year 2002.

                                      Financial Information
                                       Systems Design and   All Other
                           Audit Fees  Implementation Fees    Fees
                           ---------- --------------------- ---------
          Fiscal Year 2002  $999,926          None          $202,529

   The Company's Audit Committee considered whether Deloitte & Touche LLP's provision of non-audit services reported above under the "All Other Fees" caption is compatible with maintaining Deloitte & Touche's independence as the Company's principal independent accounting firm.

                           PROPOSALS OF STOCKHOLDERS

   Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices by August 22, 2003, to be considered for inclusion in the proxy statement and form of proxy relating to the 2004 Annual Meeting. Under the Company's Bylaws, in order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2004 Annual Meeting, such proposal must be received by the Secretary of the Company at its principal executive offices by October 24, 2003.

   A stockholder proposal calling for increased efforts to consider female and minority candidates for Board membership was submitted to the Company for inclusion in this Proxy Statement, but was withdrawn by the proponent in light of the Company's adoption of a written Nominating and Governance Committee's Charter. The charter describes the Committee's functions as including the following: "In its search for suitable Board candidates, as the need arises to nominate new candidates, to make efforts to ensure that women and persons from minority racial groups are among those it considers for nomination to the Board".

   The Annual Report of the Company for the year ended September 30, 2002, including audited financial statements, is enclosed with this proxy statement but does not constitute a part of the proxy soliciting material. Additional copies of the Annual Report are available without charge, upon request.

   BJ Services Company will furnish a copy of its Annual Report on Form 10-K for the year ended September 30, 2002, without exhibits, without charge to each person who forwards a written request to Robert C. Coons, Director, Corporate Communications, BJ Services Company, 5500 Northwest Central Drive, Houston, Texas 77092-2036.

                                                                     Appendix A

                  BJ SERVICES COMPANY AUDIT COMMITTEE CHARTER

                                     Role

   The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and will have such other duties, as may be directed by the Board. The Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders, and on the Company's processes to manage business and financial risk, and the Company's processes for compliance with significant applicable legal, and regulatory requirements. The Committee is directly responsible for the appointment, compensation, and oversight of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company.

                                  Membership

   The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations shall be followed in evaluating a member's independence. The chairperson shall be appointed by the full Board.

                           Communications/Reporting

   The public accounting firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the public accounting firm, the internal auditors, and the Company's management. This communication shall include private executive sessions, at least annually, with the public accounting firm and the internal auditors. The Committee chairperson shall report on Audit Committee activities to the full Board.

                                   Education

   The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

                                   Authority

   In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

                               Responsibilities

   The Committee's specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Checklist. The responsibilities checklist will be updated periodically to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated responsibilities checklist will be considered to be an addendum to this charter.

   The Committee relies on the expertise and knowledge of management, the internal auditors, and the public accounting firm in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company's financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The public accounting firm is responsible for auditing the Company's financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company's internal policies, procedures, and controls.

                  AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

                                                                                                   WHEN
                                                                                                PERFORMED
                                                                                             Audit Committee
                                                                                                 Meetings
                                                                                             ----------------
                                                                                             Spring Fall A/N*
                                                                                             ------ ---- ----
 1.   The Committee will perform such other functions as assigned by law, the Company's
      charter or bylaws, or the Board of Directors                                                        X
-------------------------------------------------------------------------------------------------------------
 2.   The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities.
      The Committee shall be empowered to retain independent counsel, accountants, or
      others as it deems necessary to carry out its duties.                                               X
-------------------------------------------------------------------------------------------------------------
 3.   The Committee shall meet two times per year or more frequently as circumstances require. Members of management shall attend the meeting and provide pertinent information as necessary. The Committee may meet without management present, if it
      wishes to do so.                                                                                    X
-------------------------------------------------------------------------------------------------------------
 4.   The agenda for Committee meetings will be prepared in consultation between the
      Committee chair and the CFO and Controller.                                              X     X    X
-------------------------------------------------------------------------------------------------------------
 5.   Provide an open avenue of communication between the internal auditors, the public accounting firm, the CFO and Controller and the Board of Directors. Report
      Committee actions to the Board of Directors with such recommendations as the
      Committee may deem appropriate.                                                                     X
-------------------------------------------------------------------------------------------------------------
 6.   Review and update the Audit Committee Responsibilities Checklist periodically.                      X
-------------------------------------------------------------------------------------------------------------
 7.   Provide a report in the annual proxy that includes the Committee's review and
      discussion of matters with management and the independent public accounting firm.              X
-------------------------------------------------------------------------------------------------------------
 8.   Include a copy of the Committee charter as an appendix to the proxy statement at least
      once every three years.                                                                             X
-------------------------------------------------------------------------------------------------------------
 9.   Appoint, approve the compensation of, and provide oversight of the public accounting
      firm. Insure that 5-year rotation requirements for outside auditors are satisfied.       X          X
-------------------------------------------------------------------------------------------------------------
10.   Confirm annually the independence of the public accounting firm, and approve the
      firm's non-audit services and related fees.                                              X          X
-------------------------------------------------------------------------------------------------------------
11.   Verify the Committee consists of a minimum of three members who are financially
      literate, including at least one member who has financial sophistication.                X
-------------------------------------------------------------------------------------------------------------
12.   Review the independence of each Committee member based on NYSE and other
      applicable rules.                                                                        X
-------------------------------------------------------------------------------------------------------------
13.   Inquire of the CFO and Controller, the head of Internal Audit, and the public accounting firm about significant risks or exposures and assess the steps management
      has taken to minimize such risk to the Company.                                                     X
-------------------------------------------------------------------------------------------------------------
14.   Review with the public accounting firm and the CFO and Controller the audit scope and plan, and coordination of audit efforts to assure completeness of coverage,
      reduction of redundant efforts, and the effective use of audit resources.                X
-------------------------------------------------------------------------------------------------------------
15.   Consider and review with the public accounting firm, the CFO and Controller and the head of Internal Audit:
      a. The adequacy of the Company's internal controls, including computerized information system controls and security; and
      b. Any related significant findings and recommendations of the independent public
        accountants and Internal Audit, together with management's response thereto.                 X
-------------------------------------------------------------------------------------------------------------
16.   Review with the CFO, the Controller and the public accounting firm any significant
      changes to GAAP or accounting standards affecting the Company.                                 X

--------
* As Needed

                  AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

                                                                                                   WHEN PERFORMED
                                                                                                  Audit Committee Meetings
                                                                                                  ------------------------
                                                                                                  Spring    Fall    A/N*
                                                                                                  ------    ----    ----
17. Review with the CFO and Controller and the public accounting firm at the completion of the annual audit:
    a. The Company's annual financial statements and related footnotes.
    b. The public accounting firm's audit of the financial statements and its report thereon.
    c. Any significant changes required in the public accounting firm's audit plan.
    d. Any serious difficulties or disputes with management encountered during the course of the audit.
    e. Other matters related to the conduct of the audit which are to be communicated to the
       Committee under general accepted auditing standards.
    f. All material off-balance sheet transactions.                                                          X       X
--------------------------------------------------------------------------------------------------------------------------
18. Review with the CFO and Controller and the public accounting firm at least annually the
    Company's critical accounting policies.                                                                  X       X
--------------------------------------------------------------------------------------------------------------------------
19. Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officer or directors, or transactions that are not a normal part of the Company's business. Confirm with the head of Internal Audit that there
    are no Company loans to officers or directors.                                                           X
--------------------------------------------------------------------------------------------------------------------------
20. Consider and review with the CFO and Controller and the head of Internal Audit:
    a. Significant findings during the year and management's responses thereto.
    b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.
    c. Any changes required in planned scope of their audit plan.                                            X       X
--------------------------------------------------------------------------------------------------------------------------
21. The Chairman of the Audit Committee will participate in a telephonic meeting among
    the CFO and Controller and the public accounting firm prior to earnings release.                                 X
--------------------------------------------------------------------------------------------------------------------------
22. Review the periodic reports of the Company with the CFO and Controller, the Company
    and the public accounting firm prior to filing of the reports with the SEC.                                      X
--------------------------------------------------------------------------------------------------------------------------
23. In connection with each periodic report of the Company, review
    a. Management's disclosure to the Committee under Section 302 of the Sarbanes-Oxley
       Act.
    b. The contents of the Chief Executive Officer and the Chief Financial Officer
       certificates to be filed under Sections 302 and 906 of the Act.                                               X
--------------------------------------------------------------------------------------------------------------------------
24. Review with the head of Internal Audit and the chairman of the Compliance Committee the results of the review of the Company's internal questionnaire, which monitors
    compliance with its compliance policies.                                                                 X       X
--------------------------------------------------------------------------------------------------------------------------
25. Meet with the public accounting firm in executive session to discuss any matters that the
    Committee or the public accounting firm believe should be discussed privately with the
    Audit Committee.                                                                                X        X
--------------------------------------------------------------------------------------------------------------------------
26. Meet with the head of Internal Audit in executive sessions to discuss any matters that the
    Committee or the head of Internal Audit believe should be discussed privately with the
    Audit Committee.                                                                                X        X
--------------------------------------------------------------------------------------------------------------------------
27. Meet with the CFO and Controller in executive sessions to discuss any matters that the
    Committee or Finance management believe should be discussed privately with the Audit
    Committee.                                                                                                       X
--------------------------------------------------------------------------------------------------------------------------
28. Establish procedures for
    -- the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and
    -- the confidential, anonymous submission by employees of the issuer of concerns
       regarding questionable accounting or auditing matters.                                                        X

--------
* As Needed

                                                               December 5, 2002
                                                               Date approved by
                                                               Audit Committee

                               BJ SERVICES COMPANY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JANUARY 22, 2003

The Annual Meeting of the Stockholders of BJ Services Company (the "Company") will be held on Wednesday, January 22, 2003, at 11:00 a.m. local time, at THE WESTIN GALLERIA located at 5060 WEST ALABAMA, HOUSTON, TEXAS.

The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints J.W. Stewart, T.M. Whichard and Margaret B. Shannon, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the Annual Meeting scheduled to be held on January 22, 2003, or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of Common Stock of BJ Services Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

                             YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

           (Continued and to be dated and signed on the reverse side.)


--------------------------------------------------------------------------------

ADDRESS CHANGE:
                ----------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (If you noted any address changes above, please check the corresponding box on the reverse side.)

--------------------------------------------------------------------------------

[LOGO]
BJ SERVICES COMPANY                     VOTE BY MAIL --
5500 NORTHWEST CENTRAL DRIVE            Mark, sign and date you proxy card and
HOUSTON, TX 77092                       return it in the postage-paid envelope
                                        we've provided or return to BJ Services
                                        Company, c/o ADP, 51 Mercedes Way,
                                        Edgewood, NY 11717

(Please sign, date and return this
proxy in the enclosed postage
prepaid envelope.)


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                              KEEP THIS PORTION FOR YOUR RECORDS

--------------------------------------------------------------------------------

                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


--------------------------------------------------------------------------------

BJ SERVICES COMPANY

  Vote On Directors

  1. To elect TWO Class I Directors to serve a three-year term. Nominees for election as Class I Directors:

        01) MICHAEL E. PATRICK

        02) JOHN R. HUFF

            For All               Withhold All            For All Except
              [_]                     [_]                      [_]

        To withhold authority to vote for a nominee, mark "For All Except" and write the nominee's number on the line below.

        ------------------------------------------------------------------------

  2. In the discretion of the proxies, such other business as may properly come before the meeting and at any adjournments or postponements thereof.

  This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for Director and, in the discretion of the proxies, with respect to such other business as may properly come before the meeting.

  The Board of Directors recommends a vote FOR the election of the nominees for Director.

  NOTE: Please sign, date and return your instructions promptly in the enclosed envelope. Sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian or other fiduciary, please give full title as such.

  [_] For address changes, please check this box and write them on the back where indicated.

  ------------------------------------------------------------------------------
  Signature (PLEASE SIGN WITHIN BOX)                                        Date

  ------------------------------------------------------------------------------
  Signature (Joint Owners)                                                  Date